Exhibit 10.2

VIRGIN GROUP ACQUISITION CORP. II

March 31, 2022

Grove Collaborative, Inc.	Virgin Group Acquisition Sponsor II LLC	Credit Suisse Securities (USA) LLC
1301 Sansome St.	65 Bleecker Street, 6th Floor	Eleven Madison Avenue
San Francisco, California 94111	New York, New York 10012	New York, New York 10010

Insiders:

Rayhan Arif	Josh Bayliss
Chris Burggraeve	Evan Lovell
Elizabeth Nelson	Latif Peracha

Re: Amendment to Sponsor Letter Agreement

Ladies and Gentlemen:

Reference is made to that certain Sponsor Letter Agreement (the “Agreement”), dated as of December 7, 2021, by and between Grove Collaborative, Inc., a Delaware corporation (“Grove”), Virgin Group Acquisition Corp. II, a Cayman Islands exempted company (“VGII”), Credit Suisse Securities (USA) LLC, a Delaware limited liability company (“Credit Suisse”), as representative of the several Underwriters, Virgin Group Acquisition Sponsor II LLC, a Cayman Islands limited liability company (“Sponsor”), the Insiders (as defined in the Insider Letter, the “Insiders”) and the Holders (as defined in the Registration Rights Agreement, together with Sponsor, the “Holders”) (each individually a “Party” and collectively the “Parties”). Capitalized terms used, but not otherwise defined, in this letter agreement (this “Amendment”) shall have the meanings ascribed to them in the Agreement.

The Parties desire to make certain modifications to the Agreement as further set forth in this Amendment. Pursuant to Section 15 of the Agreement, any term of the Agreement may be amended with an executed written agreement by all of the Parties. Accordingly, in consideration of the mutual agreements contained herein, the Parties hereby agree as follows:

1.                   Amendments to Agreement. The following provisions of the Agreement are hereby amended as set forth below (with certain changes shown in blackline form, with bold and underlined text representing additions and ~~bold and struck through~~ text representing deletions):

a.                   Section 2(b) of the Agreement is hereby amended as follows:

Lock-Up. The Insider Letter provides in Section 7 thereof for certain restrictions on Transfer of Founder Shares and Class A Ordinary Shares issued upon conversion thereof until the expiration of certain time periods or the happening of certain prior events. Notwithstanding, and in precedence to, the Insider Letter, from and after the time and date of the Domestication, ~~(i)~~ references in the Insider Letter to the Class A Shares and Class B Shares (including by reference to Units, Founder Shares and Warrants, among other things) shall include the shares of Class A Common Stock issued upon conversion of such Class A Shares and Class B Shares in connection with the Domestication~~, and (ii) 35% of the number of such Class B Shares of Sponsor (such shares, together with the shares of Class A Common Stock issued upon conversion of such shares in connection with the Domestication, the “Earn-Out Shares”), as further set forth under the heading “Number of Earn-Out Shares” on Exhibit A~~

~~attached hereto opposite Sponsor’s name on such Exhibit (assuming no stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event occurs between the date hereof and the Closing), shall continue to be subject to the restrictions on transfer set forth in the Insider Letter, and shall also be subject to the provisions set forth in Section 2(c), and the remaining 65% of such Class B Shares (and the shares of Class A Common Stock issued upon conversion of such shares in connection with the Domestication) and Warrants (and the shares of Class A Common Stock issued upon exercise of such Warrants) shall continue to be subject to the restrictions on transfer set forth in Section 7 of the Insider Letter for the time periods set forth therein. Earn-Out Shares shall continue to be Earn-Out Shares following their transfer to any permitted transferee under Section 7(c) of the Insider Letter~~.

b.                   Sections 2(c) and 2(d) of the Agreement are hereby deleted.

c.                   Exhibit A of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A of this Amendment.

2.                   No Other Amendments. Except as otherwise expressly provided herein, all of the respective terms and conditions of the Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

3.                   Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Parties.

4.                   Amendment. This Amendment may be amended, modified or supplemented only in writing signed by the Parties.

5.                   Miscellaneous. The provisions of Sections 11, 12, 13 and 16 of the Agreement will apply to this Amendment mutatis mutandis.

6.                   Counterparts. This Amendment may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized representatives, all as of the date first above written.

VGII:	VIRGIN ACQUISITION CORP. II

	By:	/s/ Evan Lovell
		Name:	Evan Lovell
		Title:	Chief Financial Officer

CREDIT SUISSE:	CREDIT SUISSE SECURITIES (USA) LLC

	By:	/s/ Ryan Kelley
		Name:	Ryan Kelley
Title:

Acting on behalf of itself and as the representative of the several Underwriters

SPONSOR:	VIRGIN GROUP ACQUISITION SPONSOR II LLC

	By:	Corvina Holdings Limited, its manager

	By:	/s/ Joshua Bayliss
		Name:	Joshua Bayliss
		Title:	Director

INSIDERS:	/s/ Rayhan Arif
RAYHAN ARIF, individual

/s/ Chris Burggraeve
CHRIS BURGGRAEVE, individually

/s/ Latif Peracha
LATIF PERACHA, individually

/s/ Elizabeth Nelson
ELIZABETH NELSON, individually

[Signature Page to Amendment to Sponsor Letter Agreement]

/s/ Evan Lovell
Evan Lovell, individually

/s/ Josh Bayliss
Josh Bayliss, individually

[Signature Page to Amendment to Sponsor Letter Agreement]

GROVE COLLABORATIVE, INC.

By:	/s/ Stuart Landesberg
	Name:	Stuart Landesberg
	Title:	Chief Executive Officer

[Signature Page to Amendment to Sponsor Letter Agreement]

EXHIBIT A

Name	Number of Class A Shares Currently Held	Number of Class A Shares Issuable Upon exercise of Warrants Currently Held	Number of Class B Shares Currently Held
Sponsor:
Virgin Acquisition Sponsor II LLC	--	6,700,000	9,972,500
Insiders:
Rayhan Arif	--	--	--
Josh Bayliss	--	--	--
Chris Burggraeve	--	--	30,000
Evan Lovell	--	--	--
Elizabeth Nelson	--	--	30,000
Latif Peracha	--	--	30,000
Holders:
Virgin Acquisition Sponsor II LLC	See “Sponsor” above

[Signature Page to Amendment to Sponsor Letter Agreement]